SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is made by and between Stone Bancshares, Inc., an Arkansas corporation with its principal place of business located at 802 East Main Street, Mountain View, Arkansas 72560 (the “Company”), and the person(s) whose name(s) appear on the signature page hereof (“Subscriber”).

WHEREAS, the Subscriber desires to subscribe for and purchase shares of the Common Stock of the Company offered pursuant to an Offering Circular dated October 30, 2017, through which the Company is offering up to 1,000,000 shares of its Common Stock, par value $0.01, at a purchase price of $14.00 per share (minimum purchase: 100 shares).

NOW THEREFORE, in consideration of the premises set forth above and the mutual agreements of the parties, the parties agree as follows:

1.Purchase of Shares; Closing. Upon the terms and conditions set forth herein, the Subscriber hereby agrees to purchase and subscribe for shares of the Company’s Common Stock, $0.01 par value (the “Shares”), in the amount set forth on Exhibit A, for and in consideration of the payment by Subscriber of $14.00 per share in cash, as described on Exhibit A attached hereto.

Subscriber has subscribed for the number of shares of the Common Stock set forth in Exhibit A of this Subscription Agreement and has tendered the required payment for his or her subscription; and Subscriber acknowledges his or her tender is irrevocable and binding until the offering is terminated or Subscriber’s subscription has been accepted or rejected by the Company; that the Company may reject any Subscription, in whole or in part, and for any reason, without liability to him or her; and, further, the Company will reject any Subscription which is not accompanied by a fully executed and completed Subscription Agreement.

Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a)The Company shall have the right in its sole discretion to reject this subscription in whole or in part.

(b)This Agreement is not binding upon the Company until accepted by the Company and signed by a duly authorized officer of the Company.

(c)The certificates representing the Shares to be issued and delivered on account of this subscription will be issued only in the name of, and delivered to, the party or parties whose signature(s) is (are) contained on Exhibit A.

2.Representations and Warranties of the Subscriber.  Each Subscriber hereby represents and warrants to the Company as follows:

(a)Subscriber has received and had an opportunity to review the October 30, 2017 Offering Circular relating to the Company’s offer of its shares of Common Stock, par value $0.01, and understands that this transaction has not been filed with or reviewed by the Securities and Exchange Commission, the Arkansas Securities Department, or the securities department of any other state, in reliance upon exemptions from registration.  Subscriber also understands that the transaction has not been filed with or reviewed by the Arkansas State Bank Department or any federal bank regulatory agency.

(b)Subscriber understands it is very unlikely a trading market for the Shares will exist at any time.  Subscriber realizes, since the Shares cannot be readily transferred, he/she may not readily liquidate his/her investment, and affirms he/she is able to bear the economic risk of his/her investment in the Shares, and in that regard is (i) acquiring the Shares for investment, and for his/her own account and not with a view to resale or distribution thereof; (ii) able to bear the economic risk of losing his/her entire investment in the Shares; (iii) not committed to investments which are not readily marketable, including the Shares, disproportionate to his/her net worth; and (iv) acquiring the Shares with adequate means for providing for his/her current and anticipated needs and personal contingencies and does not anticipate in the foreseeable future any need to sell any Shares purchased or to otherwise liquidate any investment made in the Shares.

(c)Subscriber understands that an investment in the Common Stock is not a deposit or an account and is not insured by the Federal Deposit Insurance Corporation or any other government agency and is subject to a possible loss of value.

(d)Subscriber is presently a holder of Common Stock of the Company.

(e)Subscriber is not purchasing the Shares in reliance on any oral representations or warranties of the Company, or any of its officers, directors, agents, or any other person; and acknowledges that all documents, records, and books pertaining to this subscription which Subscriber has requested have been made available to him/her.

(f)Subscriber is familiar with the nature of and risk associated with an investment of this type and has determined that the purchase of the Shares is consistent with Subscriber’s investment objectives and income prospects.

(g)Subscriber has subscribed for the number of Shares set forth on Exhibit A to this Subscription Agreement and has tendered the required payment for this subscription.

(h)If an individual, Subscriber is at least eighteen (18) years of age.

3.Stock Transfer Record.  The Company shall maintain a stock transfer book in which shall be recorded the name and address of each shareholder.  No transfer or issuance of any shares of the Company shall be effective or valid unless and until recorded in the stock transfer book.

4.Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Arkansas.

5.Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their heirs, personal representatives, successors and assigns, and other legal representatives.  This Agreement shall not apply to the benefit of any person not a party hereto, except as expressly set forth herein.

6.Entire Agreement.  This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and shall not be amended or terminated except by written instrument duly executed by each of the parties hereto.

7.Miscellaneous.  Subscriber agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws, regulations and ordinances to which the Company is or may be subject.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date accepted by the Company.

[SUBSCRIBER SIGNATURE PAGE FOLLOWS]

EXHIBIT A

STONE BANCSHARES, INC.,

SUBSCRIPTION AGREEMENT

SUBSCRIBER SIGNATURE PAGE

The undersigned agrees to be bound by the terms and conditions of the Subscription Agreement to which this Subscriber Signature Page is attached.

The residence address of the undersigned is:__________________________________________

__________________________________________

__________________________________________

Home Tel. No. _____________________________

Work Tel. No. _____________________________

Tax I.D. No. _______________________________

The undersigned agrees to purchase the following shares of the Company’s Common Stock for and in consideration of the payment to Stone Bancshares, Inc. of the following subscription price:

Number of Shares Purchased:_____________________________

Subscription Price to be Paid:_____________________________ ($14.00/share)

    Minimum Purchase: 100 shares

       The undersigned directs the Company to issue the subject shares in the following name:

______________________________________________________________________________

       (Specify the exact manner in which shares will be titled.)

If additional shares are available, I (we) am (are) interested in purchasing up to ____additional shares.

Shareholder Signature(s):

Dated: _____________, 2017__________________________________________

__________________________________________

ACCEPTANCE

Accepted as to ________ shares this ____ day of _____________, 2017.

STONE BANCSHARES, INC.

By: __________________________________

Title: _________________________________